UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2009

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2000
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2009, the Kraft Foods Inc. Board of Directors appointed Kim Harris Jones, age 49, Senior Vice President and Corporate Controller, effective November 9, 2009. Ms. Jones joined Kraft Foods in June 2009 as our Senior Vice President Corporate Planning & Analysis. Prior to that, from September 2008 to May 2009, Ms. Jones was Senior Vice President - Corporate Controller & Auditor of Chrysler Group LLC, an automotive company. Ms. Jones joined Chrysler Group in 1992 where she held various positions of increasing responsibility, including Vice President & Chief Controller, Vice President - Product, Procurement & Cost Management Finance, and Vice President - Product Finance, Chrysler Group.

Ms. Jones has no family relationships with any of our directors or executive officers. There have been no related party transactions between Kraft Foods and Ms. Jones reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: October 06, 2009	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary